Exhibit 99.1
April 13, 2004

Lisa Capps
Investor Relations
Westcorp
Phone: (949) 727-1002
Email: Investor_Relations@WestcorpInc.com

Westcorp Reports Record First Quarter Net Income and Increases 2004 Earnings Guidance

•	First quarter net income increased 84% to a record $43 million

•	Earnings per share increased 38% to a record $0.83 per share

•	First quarter annualized credit losses on contracts improved 59 basis points to 2.27%

•	Delinquencies improved 50 basis points year over year to 1.91%

•	Contract originations grew 17% to $1.6 billion

•	Earnings guidance increased from $3.50 to between $3.90 and $4.00 per share for 2004

Irvine, CA: Westcorp (NYSE:WES) today reported that net income increased 84% to a record $43.4 million for the three months ended March 31, 2004 compared with $23.5 million for the same period a year ago. Earnings per diluted share increased 38% to $0.83 for the three months ended March 31, 2004 compared with $0.60 per diluted share for the same period a year earlier.

“The primary drivers of our record earnings performance this quarter were continued improvement in credit quality and solid contract origination growth,” said Tom Wolfe, President of Westcorp. “Over the last several months, we have begun to see the benefit of our shift to more prime credit quality contracts. With our stronger portfolio profile, we expect these improving credit trends to continue throughout 2004.”

Annualized credit loss experience in the first quarter improved 59 basis points to 2.27% of average managed automobile contracts compared with 2.86% for the same period a year earlier. The percentage of outstanding automobile contracts 30 days or more delinquent improved 50 basis points to 1.91% at March 31, 2004 compared with 2.41% a year ago.

As a result of lower chargeoff experience and stronger portfolio characteristics, the provision for credit losses declined to $62.3 million for the three months ended March 31, 2004, compared with $79.9 million for the same period a year earlier. At March 31, 2004, the allowance for credit losses as a percentage of owned automobile contracts outstanding was 2.7% compared with 2.8% a year earlier.

Automobile contract purchases totaled $1.6 billion for the first quarter of 2004, a 17% increase from the same period a year earlier, growing the Company’s portfolio of managed automobile contracts to $10.9 billion at March 31, 2004, up from $9.7 billion a year earlier. As a result, net interest income grew 17% to $194 million for the first quarter compared with $166 million for the same period a year earlier. Noninterest income also increased to $28.7 million for the three months ended March 31, 2004 compared with $27.8 million for the same period a year earlier. Net interest margin was 5.03% for the first quarter compared with 4.98% for the same period a year ago.

The Company issued $1.5 billion of automobile receivable asset-backed securities during the quarter with a weighted average cost of funds of 2.4%. The Company continues to be the largest non-captive issuer of automobile asset-backed securities in the U.S. having issued a total of $36 billion of such securities in 62 transactions to date.

The Company continued to shift its overall deposit mix in 2004 from certificates of deposit to lower cost demand deposit and money market accounts. Total demand deposit and money market accounts increased $160 million or 17% to $1.1 billion at March 31, 2004 compared with a year ago. The weighted average interest cost of deposits (excluding the effects of hedging) declined to 1.19% for the first quarter compared with 2.08% for the same period a year earlier. During the quarter, the Company opened two new retail banking offices in Tustin and Santa Ana, California.

Noninterest expense of $71.2 million decreased to 32% of total revenues for the first quarter compared with $68.4 million or 35% of total revenues for the same period a year earlier. The improvement in noninterest expense to total revenues is primarily the result of lower credit costs and operating efficiencies.

Minority interest in subsidiaries increased $6.8 million to $10.7 million for the first quarter of 2004 compared with $3.9 million for the same period a year ago. This increase is primarily the result of WFS Financial, an 84% owned subsidiary of Westcorp, selling $1.5 billion of automobile contracts to a 100% owned subsidiary of Westcorp, which produced higher net income at WFS Financial.

Westcorp also announced today updated earnings guidance reflecting higher estimated net income resulting primarily from improving credit quality trends and origination growth. As a result, the Company expects to earn from $3.90 to $4.00 per share in 2004, up from its previous guidance of $3.50 per share.

Earnings Conference Call

Westcorp, along with its subsidiary WFS Financial, will host a conference call for analysts and investors at 9:00 a.m. (PDT) on Wednesday, April 14, 2004. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.westcorpinc.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES.

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 20 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth, the shift towards a higher concentration of prime credit quality originations and automobile contracts and the Company’s shift of its overall deposit mix. Forward-looking statements also include statements regarding the Company’s ability to profitably grow its business, the Company’s improving capital levels and its expectation to achieve specified earnings per share for 2004.

These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, there can be no assurances that improved credit quality trends, automobile origination growth, improved credit loss experience or other operational improvements identified in this press release will continue in future periods.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of April 13, 2004. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended
	March 31,
	2004	2003
	(Dollars in thousands, except share
	and per share amounts)
Interest income:
Loans, including fees	$286,300	$281,288
Mortgage-backed securities	24,688	24,773
Investment securities	1,058	729
Other	1,613	1,073

TOTAL INTEREST INCOME	313,659	307,863
Interest expense:
Deposits	13,307	17,556
Notes payable on automobile secured financing	94,218	111,160
Other	11,894	12,857

TOTAL INTEREST EXPENSE	119,419	141,573

NET INTEREST INCOME	194,240	166,290
Provision for credit losses	62,294	79,884

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	131,946	86,406
Noninterest income:
Automobile lending	25,748	21,897
Mortgage banking	235	210
Insurance income	1,824	929
Other	883	4,717

TOTAL NONINTEREST INCOME	28,690	27,753
Noninterest expense:
Salaries and associate benefits	42,084	39,455
Credit and collections	8,592	9,546
Data processing	4,179	4,568
Occupancy	3,877	3,840
Telephone	1,161	1,349
Other	11,324	9,681

TOTAL NONINTEREST EXPENSE	71,217	68,439

INCOME BEFORE INCOME TAX	89,419	45,720
Income tax	35,313	18,226

INCOME BEFORE MINORITY INTEREST	54,106	27,494
Minority interest in earnings of subsidiaries	10,741	3,945

NET INCOME	$43,365	$23,549

Net income per common share:
Basic	$0.84	$0.60

Diluted	$0.83	$0.60

Weighted average number of common shares outstanding:
Basic	51,737,663	39,202,850

Diluted	52,493,432	39,452,915

Dividends declared	$0.14	$0.13

WESTCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	March 31, 2004	December 31, 2003
	(Dollars in thousands)
ASSETS
Cash	$40,734	$50,073
Interest bearing deposits with other financial institutions	14,718	41,009
Other short-term investments	153,000	291,000

Cash and due from banks	208,452	382,082
Restricted cash	339,881	245,399
Investment securities available for sale	141,638	117,749
Mortgage-backed securities available for sale	2,686,505	2,701,797
Loans receivable	11,369,266	11,138,483
Allowance for credit losses	(303,062)	(301,602)

Loans receivable, net	11,066,204	10,836,881
Premises and equipment, net	81,146	81,814
Accrued interest receivable	76,623	80,957
Other assets	144,935	169,241

TOTAL ASSETS	$14,745,384	$14,615,920

LIABILITIES
Deposits	$2,025,539	$1,972,856
Notes payable on automobile secured financing	10,248,497	10,254,641
Securities sold under agreements to repurchase		222,489
Federal Home Loan Bank advances	572,613	328,644
Subordinated debentures	393,217	394,854
Other liabilities	205,475	188,517

TOTAL LIABILITIES	13,445,341	13,362,001
Minority interest	142,865	131,434
SHAREHOLDERS’ EQUITY
Common stock (par value $1.00 per share; authorized 65,000,000 shares; issued and outstanding 51,798,704 shares at December 31, 2003 and 51,698,398 shares at December 31, 2002)	51,799	51,698
Paid-in capital	711,933	710,001
Retained earnings	464,169	427,527
Accumulated other comprehensive loss, net of tax	(70,723)	(66,741)

TOTAL SHAREHOLDERS’ EQUITY	1,157,178	1,122,485

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,745,384	$14,615,920

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended
	March 31,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Total investments:
Mortgage-backed securities	$2,595,115	$24,688	3.81%	$2,485,200	$24,773	3.99%
Other short-term investments	590,409	1,604	1.09	287,978	1,048	1.48
Investment securities	125,177	1,058	3.38	54,860	729	5.32
Interest earning deposits with others	6,020	9	0.62	10,245	25	0.98

Total investments	3,316,721	27,359	3.30	2,838,283	26,575	3.75
Total loans: (1)
Consumer loans	10,908,723	282,041	10.40	9,696,850	276,131	11.55
Mortgage loans	229,379	2,904	5.06	271,943	3,819	5.62
Commercial loans	99,288	1,303	5.19	110,230	1,287	4.67
Construction loans	4,239	52	4.85	5,307	51	3.83

Total loans	11,241,629	286,300	10.24	10,084,330	281,288	11.31

Total interest earning assets	$14,558,350	313,659	8.66%	$12,922,613	307,863	9.65%

Interest bearing liabilities:
Deposits	$1,906,775	13,307	2.81%	$1,963,276	17,556	3.63%
Securities sold under agreements to repurchase	33,400	94	1.11	248,374	1,289	2.08
FHLB advances and other borrowings	667,482	2,014	1.20	426,590	1,631	1.53
Notes payable on automobile secured financing	10,170,858	94,218	3.71	9,100,877	111,160	4.89
Subordinated debentures	393,670	9,786	9.94	398,812	9,937	9.97

Total interest bearing liabilities	$13,172,185	119,419	3.63%	$12,137,929	141,573	4.67%

Net interest income and interest rate spread		$194,240	5.03%		$166,290	4.98%

Net yield on average interest earning assets			5.34%			5.15%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WESTCORP AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
	(Dollars in thousands, except per share amounts and number of accounts)
Earnings:
Net interest income	$194,240	$192,503	$180,863	$173,925	$166,290
Provision for credit losses	62,294	72,936	73,150	68,036	79,884
Noninterest income	28,690	26,840	27,833	27,731	27,753
Noninterest expense	71,217	73,947	66,745	72,657	68,439
Income before taxes	89,419	72,460	68,801	60,963	45,720
Income taxes	35,313	28,731	27,343	23,975	18,226
Net income	$43,365	$39,118	$29,335	$31,603	$23,549
Equity:
Earning per share — basic	$0.84	$0.82	$0.65	$0.81	$0.60
Earning per share — diluted	$0.83	$0.80	$0.64	$0.80	$0.60
Dividend per share	$0.14	$0.13	$0.13	$0.13	$0.13
Book value per share (period end) (1)	$23.71	$23.00	$20.89	$19.39	$18.71
Stock price per share (period end)	$44.07	$36.55	$34.95	$28.00	$18.57
Total equity to assets (2)	9.30%	9.04%	7.54%	6.38%	6.30%
Return on average equity (1)	14.37%	14.77%	12.92%	16.96%	13.05%
Average shares outstanding — diluted	52,493,432	48,662,953	45,786,913	39,676,670	39,452,915
Loan Portfolio:
Automobile contracts purchased	$1,585,173	$1,356,505	$1,683,402	$1,586,616	$1,352,053
Automobile contracts managed (period end)	$10,850,314	$10,596,665	$10,475,948	$10,049,966	$9,650,229
Number of accounts managed (period end)	840,566	826,122	818,125	796,688	775,090
Average automobile contracts managed	$10,726,048	$10,549,972	$10,284,067	$9,839,661	$9,533,314
Return on average automobile contracts (3)	1.62%	1.48%	1.14%	1.28%	0.99%
Credit Quality:
Delinquency rate (30+ days)	1.91%	2.90%	2.70%	2.75%	2.41%
Repossessions to total contracts	0.06%	0.10%	0.11%	0.09%	0.11%
Net chargeoffs (annualized)	2.27%	2.64%	2.58%	2.33%	2.86%
Allowance to automobile contracts	2.67%	2.71%	2.71%	2.75%	2.76%
Operations:
Total assets	$14,745,384	$14,615,920	$14,238,588	$13,665,109	$13,314,876
Noninterest expense to total revenues	31.95%	33.71%	31.98%	36.03%	35.27%

(1)	Excludes other comprehensive income

(2)	Excludes other comprehensive income and includes minority interest

(3)	Net income (annualized) divided by average automobile contracts managed

WESTCORP AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At March 31, 2004

The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	2000-C	2000-D	2001-A	2001-B	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3	2003-4	2004-1
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.04%	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%
3	0.13%	0.11%	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%
4	0.27%	0.24%	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%
5	0.46%	0.39%	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%
6	0.65%	0.54%	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%
7	0.81%	0.74%	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%
8	0.93%	0.93%	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%
9	1.07%	1.13%	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%
10	1.24%	1.34%	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%
11	1.41%	1.50%	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%
12	1.62%	1.74%	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%
13	1.86%	1.95%	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%
14	2.04%	2.21%	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%
15	2.25%	2.48%	2.25%	2.00%	1.97%	2.14%	1.68%	1.70%	1.77%
16	2.45%	2.71%	2.41%	2.19%	2.16%	2.27%	1.83%	1.88%	1.92%
17	2.68%	2.89%	2.54%	2.37%	2.36%	2.45%	1.99%	2.03%	2.05%
18	2.88%	3.08%	2.73%	2.60%	2.59%	2.62%	2.16%	2.15%
19	3.08%	3.22%	2.93%	2.80%	2.78%	2.80%	2.31%	2.28%
20	3.23%	3.40%	3.11%	3.01%	2.95%	2.99%	2.46%	2.41%
21	3.38%	3.59%	3.34%	3.19%	3.14%	3.15%	2.60%
22	3.54%	3.78%	3.54%	3.34%	3.29%	3.31%	2.72%
23	3.67%	3.96%	3.72%	3.49%	3.41%	3.45%	2.86%
24	3.83%	4.18%	3.92%	3.62%	3.57%	3.58%
25	4.00%	4.41%	4.10%	3.75%	3.73%	3.69%
26	4.16%	4.58%	4.23%	3.87%	3.88%
27	4.35%	4.79%	4.36%	4.00%	4.04%
28	4.50%	4.96%	4.47%	4.15%	4.20%
29	4.64%	5.08%	4.56%	4.28%	4.35%
30	4.79%	5.22%	4.67%	4.40%	4.46%
31	4.92%	5.34%	4.81%	4.52%	4.57%
32	5.02%	5.44%	4.92%	4.64%	4.69%
33	5.12%	5.54%	5.04%	4.73%
34	5.22%	5.66%	5.13%	4.83%
35	5.29%	5.76%	5.24%	4.93%
36	5.38%	5.86%	5.31%
37	5.47%	5.97%	5.39%
38	5.53%	6.04%	5.45%
39	5.62%	6.12%
40	5.68%	6.19%
41	5.75%	6.25%
42	5.80%
43	5.84%
44	5.88%
45
46
47
48
49
50
51
52
53
54
Prime Mix (2)	68%	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%

(1)	Represents the number of months since the inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.